UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2008

WHX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-2394	12-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 26, 2008, WHX Corporation (the “Company”) issued a press release announcing the closing and results of the Company’s rights offering, which ended at 5:00 p.m., New York City time, on September 25, 2008. The Company received gross proceeds of approximately $156,498,427 and will issue 111,784,591 shares of its common stock to its stockholders who properly exercised their rights in the rights offering.  Steel Partners II, L.P., the Company’s largest stockholder, subscribed for 86,309,098 shares of the Company’s common stock for an aggregate purchase price of approximately $120,832,737, pursuant to its basic and applicable oversubscription privileges.  The press release is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release dated September 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 26, 2008	WHX CORPORATION

	By:	/s/ James F. McCabe, Jr.
James F. McCabe, Jr.
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 26, 2008.